Exhibit 2.5

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

by and among:

APPLIED MICRO CIRCUITS CORPORATION,

ESPRESSO ACQUISITION CORPORATION

VELOCE TECHNOLOGIES, INC.

JEFFREY HARRELL, as STOCKHOLDERS’ REPRESENTATIVE

AND

VELOCE TECHNOLOGIES, LLC

Dated as of April 5, 2012

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN

OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of April 5, 2012 (“Amendment Date”), by and among APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (“Parent”), ESPRESSO ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), VELOCE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), Jeffrey Harrell, an individual, as representative of the stockholders of the Company pursuant to Section 9.1(a) (the “Stockholders’ Representative”) and, solely with respect to Sections 7 and 8(f) of this Amendment, VELOCE TECHNOLOGIES, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub II” and, together with, Parent, Merger Sub, the Company and the Stockholders’ Representative, the “Parties”). Certain capitalized terms used herein and not otherwise defined are defined in Exhibit A to this Amendment. Except as expressly set forth in this Amendment (including Exhibit A hereto), each capitalized term used but not defined herein shall have the meaning set forth in the Initial Agreement.

RECITALS

WHEREAS, effective May 17, 2009 (the “Agreement Date”), each of (i) Parent, Merger Sub, the Company and the Stockholders’ Representative entered into that certain Agreement and Plan of Merger (the “Initial Agreement”) pursuant to which, among other things, Parent may or shall acquire all of the outstanding capital stock and other equity interests of the Company pursuant to a merger of Merger Sub into the Company in accordance with the Initial Agreement and the Delaware General Corporation Law upon the terms set forth therein and (ii) Parent, the Company, the securityholders of the Company and Jeffrey Harrell, an individual, as the purchaser representative, entered into that certain Securityholder Agreement (as amended, the “Securityholder Agreement”), pursuant to which, among other things, such securityholders agreed to certain voting provisions with respect to their shares of Company Common Stock, and certain restrictions on the transferability thereof, and the Company agreed not to issue additional equity interests in the Company except in accordance with the terms of such agreement;

WHEREAS, effective November 8, 2010 (the “First Amendment Date”), each of (i) Parent, Merger Sub, the Company and the Stockholders’ Representative entered into that certain Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment” and, together with the Initial Agreement and this Amendment, the “Agreement”) pursuant to which Parent, Merger Sub, the Company and the Stockholders’ Representative acknowledged and agreed that it was in the best interests of Parent and the Company to amend the Initial Agreement to provide for the Company to develop a modified initial product, with corresponding modifications to the product requirements, delivery schedule, aggregate merger consideration and certain other terms and conditions of the Initial Agreement, in each case as set forth in the First Amendment and the ancillary agreements referred to therein and (ii) Parent, the Company, the securityholders of the Company, and The Portola Group, Inc., as the purchaser representative, amended and restated the Securityholder Agreement in the form attached to the First Amendment;

WHEREAS, subsequent to the First Amendment Date, the Parties have acknowledged and agreed that it is in the best interests of Parent and the Company to modify the Initial Agreement, as amended by the First Amendment, to (i) modify certain closing terms and conditions of the Merger, (ii) modify certain provisions relating to the payment of the merger consideration, (iii) modify certain provisions of Exhibit

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

E to the First Amendment, (iv) add Merger Sub II as a party to the Agreement, and (v) make certain other modifications to the Initial Agreement, as amended by the First Amendment, in each case as set forth in this Amendment;

WHEREAS, the Parties intend that this Amendment shall amend and restate, and replace in its entirety, the First Amendment, as set forth in this Amendment; and

WHEREAS, this Amendment, and the corresponding Second Amended and Restated Securityholder Agreement attached hereto as Exhibit B, have been approved by the respective boards of directors of Parent, Merger Sub and the Company and have been approved by Parent, as the sole stockholder of Merger Sub and as the sole member and manager of Merger Sub II, and it is intended that the stockholders of the Company approve this Amendment and the Merger pursuant to an Action by Written Consent in the form attached hereto as Exhibit C following and in accordance with any permit issued at the conclusion of any “fairness hearing” conducted under Section 25142 of the California Corporations Code (the “Stockholder Written Consent”);

NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Amendment, intending to be legally bound, agree as follows:

1 Closing. Sections 1.1 and 1.2 of the Initial Agreement are hereby amended and restated, and Section 1.4 of the Initial Agreement is hereby amended, in each case, as set forth in this Section 1 of this Amendment.

(a) Mandatory Closing Obligation. Section 1.1 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

In the event the Company achieves the FPGA II Milestone, then subject to the satisfaction (or waiver) of each of the conditions set forth in Section 5 and Section 6 of this Agreement, the parties shall be obligated to consummate the Merger in accordance with the terms and conditions of this Agreement for the consideration set forth in this Section 1.

(b) Optional Closing Right. Section 1.2 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

Subject to the obligations of the parties under Section 1.1, at any time during the period commencing on December 1, 2013 and ending on September 30, 2014 (the “Option Expiration Date”), Parent shall have the sole and exclusive right (the “Optional Closing Right”), but not the obligation, to require the Company to effect the Closing (as defined herein) and consummate the Merger in accordance with the terms and conditions of this Agreement (subject to the satisfaction by Parent (or written waiver by the Company) of each of the conditions set forth in Section 6) for the consideration set forth in this Section 1.

(c) Merger of Merger Sub into the Company. Section 1.4 of the Initial Agreement is hereby amended as follows: The reference in such Section to “First Product Milestone” is hereby changed to “FPGA II Milestone”. For the avoidance of doubt, except with respect to Section 1.4, each other reference in the Initial Agreement to “First Product Milestone” shall remain unchanged.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

2 Consideration. Section 1.8 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) Aggregate Merger Consideration. In the event the Closing is effected, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any securityholder of the Company:

(i) each share of Company Common Stock (other than Company Restricted Shares and Dissenting Shares (as defined herein)) outstanding as of immediately prior to the Effective Time shall be converted into the right to receive, subject to Section 1.11 of the Agreement and Section 5 of this Amendment:

(1) at the Closing, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Accelerated Per Share Initial Consideration;

(2) if the First Target Reserve Consideration Conditions are satisfied prior to the occurrence of the First Product […***…] Milestone, then, on the 10th Business Day following the later of the occurrence of the First Product Milestone and the date of such satisfaction, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the product of (i) 0.75 multiplied by (ii) the Per Share First Target Reserve Consideration (calculated, for purposes of this Section 1.8(a)(i)(2) only, as of the occurrence of the First Product Milestone in accordance with simulation and CAD tool analyses of the final sign-off databases);

(3) on the 10th Business Day following the occurrence of the First Product […***…] Milestone, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the greater of (x) zero and (y) (I) the Per Share Initial Consideration, plus (II) the Per Share First Target Reserve Consideration True-Up Amount;

(4) provided that the Final Merger Consideration is greater than the Preliminary Merger Consideration, on the 10th Business Day following the time of the determination of the Final Merger Consideration, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Per Share Adjustment Consideration;

(5) except to the extent already payable in accordance with the terms and conditions of this Agreement pursuant to Sections 1.8(a)(i)(2) and (3)(y)(II) above, on the 10th Business Day following the satisfaction of the First Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the greater of (x) zero and (y) (i) the Per Share First Target Reserve Consideration, plus (ii) the Per Share First Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration; and

(6) on the 10th Business Day following the satisfaction of the Second Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the greater of (x) zero and (y) (i) the Per Share Second Target Reserve Consideration, plus (ii) the Per Share Second Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration (excluding the amount of any such Per Share Adjustment Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)(5)).

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(ii) Each Company Restricted Share and Company Stock Option shall be treated in the manner, and shall entitle its respective holder to the consideration (if any), described in Section 1.9, in each case, subject to the terms and conditions thereof and of this Agreement and the Related Agreements.

(iii) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) Certain Definitions

(i) For purposes of this Agreement, from and after the Amendment Date, each defined term set forth below, wherever such term may be located or used within the Initial Agreement or this Amendment, shall have the meaning set forth below:

(1) “Accelerated Consideration Amount” means $60,400,000;

(2) “Accelerated Per Share Initial Consideration” means an amount equal to (I) the Accelerated Consideration Amount divided by (II) the Fully Diluted Company Share Amount;

(3) “Adjusted Per Share Consideration” means the quotient obtained by dividing (A) the Adjustment Amount, by (B) the Fully Diluted Company Share Amount.

(4) “Adjusted Total Merger Consideration” means (i) if the Merger is being effected pursuant to Section 1.1, an amount equal to (A) the Preliminary Merger Consideration, minus (B) the Excess Operations Payment, minus (C) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (D) the Excess Liabilities, plus (E) $60,000, plus (F) the Aggregate Exercise Price and (ii) if the Merger is being effected pursuant to Section 1.2, an amount equal to (U) the Total Merger Consideration, minus (V) the Excess Operations Payment, minus (W) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (X) the Excess Liabilities, plus (Y) $60,000, plus (Z) the Aggregate Exercise Price.

(5) “Adjustment Amount” means the absolute value of the Final Merger Consideration less the Preliminary Merger Consideration.

(6) “Aggregate Exercise Price” means the aggregate of all amounts that would be due from holders of Vested Company Stock Options as exercise prices if all Vested Company Stock Options that were outstanding as of immediately prior to the Effective Time (and not exercised in connection with the Merger) were exercised in full for cash.

(7) “Agreement” means the Initial Agreement, as amended by this Amendment and thereafter from time to time.

(8) “Applicable Parent Share Price” means, as of any date a payment is or becomes payable under Section 1.8(a) or Section 1.9, the average closing price of Parent Common Stock as quoted on NASDAQ for the ten (10) trading days immediately preceding the date such payment is or becomes payable, as applicable.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(9) “Carveout Units Amount” has the meaning set forth in the Carveout Plan.

(10) “Company Disclosure Schedule” means the disclosure schedule (dated as of the Amendment Date) delivered to Parent on behalf of the Company concurrently with the execution of this Amendment.

(11) “Company Restricted Shares” means any outstanding Company Common Stock that is not vested under the terms of any Contract with the Company (including any restricted stock agreement, stock option agreement, stock option exercise agreement or restricted stock purchase agreement) as of immediately before the Effective Time.

(12) “Company Stock Options” means options to purchase Company Common Stock.

(13) “Company Stock Option Holders” means the holders of the Company Stock Options.

(14) “Company Stock Option Plan” means the Company’s Amended and Restated 2009 Stock Incentive Plan, dated October 21, 2010, as the same may be subsequently amended.

(15) “Designated Liabilities” means Liabilities of the Company determined in accordance with GAAP excluding amounts payable under the Note.

(16) “Entitled Holder” means (a) a holder of Company Common Stock as of immediately prior to the Effective Time, or (b) a holder of Vested Company Stock Options as of immediately prior to the Effective Time.

(17) “Excess Liabilities” means (i) $0.00, in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is equal to or greater than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, and (ii) in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is less than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, the absolute value of the aggregate amount of such Designated Liabilities as of immediately prior to the Closing minus the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing.

(18) “Excess Operations Payment” means an amount equal to (A) the aggregate of all amounts paid by Parent to Company (and accepted by the Company), pursuant to the last sentence of Section 3.3 of the Development Agreement which have not, as of the Effective Time, been repaid by the Company to Parent in cash, plus (B) the aggregate of all amounts paid by Parent to Company in all calendar quarters after the end of the Quarterly Payment Period (as defined in the Development Agreement) during which Parent is or may be required to make a payment to the Company pursuant to the Development Agreement. For the avoidance of doubt, the Excess Operations Payment

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

shall not include any amounts paid to the Company (i) pursuant to the issuance of that certain Secured Promissory Note dated May 13, 2009 issued by the Company to Parent, or (ii) in connection with that certain exclusivity letter dated as of March 23, 2009.

(19) “Final Merger Consideration” means the consideration determined in accordance with Exhibit E.

(20) “First Target Reserve Consideration Conditions” means the occurrence of the […***…] Milestone.

(21) “Forfeited Consideration Amount” means an amount, calculated from time to time prior to the date on which the First Product […***…] Milestone occurs, equal to the sum of (without duplication) (i) the value (in dollars) of any and all unvested shares of Parent Common Stock issued hereunder or under the Carveout Plan to any Entitled Holder or holder of Units (as defined in the Carveout Plan), which shares of Parent Common Stock have been repurchased by Parent or forfeited, in each case, pursuant to the terms of the Merger Agreement, Carveout Plan or other contractual restrictions applicable thereto (it being understood and agreed that such value (in dollars) with respect to each such share of Parent Common Stock shall be calculated using the Applicable Parent Share Price that was used to calculate the number of shares of Parent Common Stock issuable to such Entitled Holder or holder of Units at the time such share of Parent Common Stock was issued) plus (ii) the value (in dollars) of any and all shares of Parent Common Stock that would have been issued hereunder or under the Carveout Plan to an Entitled Holder or a holder of Units (as defined in the Carveout Plan) but which were not so issued because such Entitled Holder or holder of Units forfeited his or her right to receive such shares of Parent Common Stock after the Closing Date but prior to the time the applicable vesting and other contractual restrictions under the Merger Agreement, Carveout Plan or other applicable contract were satisfied (it being understood and agreed that such value (in dollars) with respect to each such share of Parent Common Stock shall be calculated using the Applicable Parent Share Price that would have been used hereunder or under the Carveout Plan, as applicable, to calculate the number of shares of Parent Common Stock so issuable had such forfeiture not occurred) plus (iii) the amount (in dollars) of any and all cash that would have been paid hereunder or under the Carveout Plan to any Entitled Holder or holder of Units (as defined in the Carveout Plan) but which was not so paid because such Entitled Holder or holder of Units forfeited his or her right to receive such cash after the Closing Date but prior to the time the applicable vesting and other contractual restrictions under the Merger Agreement, Carveout Plan or other applicable contract were satisfied. For the avoidance of doubt, no such repurchase and no such forfeiture that occurs on or after the date on which the First Product […***…] Milestone occurs shall affect, or be reflected in, the calculation of the “Forfeited Consideration Amount.”

(22) “Fully Diluted Company Share Amount” means the sum of (A) the number of shares of Company Common Stock (including, for the avoidance of doubt, Company Restricted Shares and Dissenting Shares) outstanding immediately prior to the Effective Time, (B) the number of shares of Company Common Stock issuable pursuant to all Vested Company Stock Options outstanding immediately prior to the Effective Time, (C) the number of shares of Company Common Stock issuable pursuant to all warrants to purchase shares of the Company’s capital stock outstanding immediately prior to the Effective Time, (D) the number of shares of Company Common Stock issuable upon the exercise or conversion of any convertible securities or any other rights (other than Company Stock Options and warrants to purchase shares of the Company’s capital stock) to acquire shares of Company Common Stock that are outstanding immediately prior to the Effective Time and (E) the Carveout Units Amount.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(23) “Merger Per Share Consideration” means the quotient obtained by dividing (A) the Adjusted Total Merger Consideration, by (B) the Fully Diluted Company Share Amount.

(24) “Parent Equity Grants Value” means the aggregate value (in dollars) of any and all Parent Equity Grants made by Parent, it being understood and agreed that such value (in dollars) with respect to each Parent Equity Grant shall be calculated using the Applicable Parent Share Price, determined as of the date such Parent Equity Grant was made.

(25) “Per Share Adjustment Consideration” means the amount equal to the greater of (x) zero and (y) (A) (I) the Adjusted Per Share Consideration, multiplied by (II) 0.6, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)).

(26) “Per Share First Target Additional Reserve Consideration” means an amount equal to the greater of (x) zero and (y) (A) (I) the Adjusted Per Share Consideration, multiplied by (II) 0.20, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)).

(27) “Per Share First Target Reserve Consideration” means an amount equal to the greater of (x) zero and (y) (A) (I) the Merger Per Share Consideration, multiplied by (II) 0.20, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)).

(28) “Per Share First Target Reserve Consideration True-Up Amount” means (x) if the First Target Reserve Consideration Conditions are satisfied prior to the occurrence of the First Product […***…] Milestone, then an amount equal to (i) if (I) the Per Share First Target Reserve Consideration calculated as of the occurrence of the First Product […***…] Milestone exceeds (II) the product of (A) 0.75 multiplied by (B) the sum of (1) the Per Share First Target Reserve Consideration calculated as of the occurrence of the First Product Milestone plus (2) the amount of Accelerated Per Share Initial Consideration previously deducted from the payment otherwise required to be made pursuant to Section 1.8(a)(i)(2), then the amount of such excess and (ii) if (I) the product of (A) 0.75 multiplied by (B) (1) the sum of the Per Share First Target Reserve Consideration calculated as of the occurrence of the First Product Milestone plus (2) the amount of Accelerated Per Share Initial Consideration previously deducted from the payment otherwise required to be made pursuant to Section 1.8(a)(i)(2) exceeds (II) the Per Share First Target Reserve Consideration calculated as of the occurrence of First Product […***…] Milestone, then the amount of such excess multiplied by negative one (-1) and (y) otherwise, an amount equal to zero.

(29) “Per Share Initial Consideration” means an amount equal to the greater of (x) zero and (y) (A) (I) the Merger Per Share Consideration, multiplied by (II) 0.6, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)).

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(30) “Per Share Second Target Additional Reserve Consideration” means an amount equal to the greater of (x) zero and (y) (A) (I) the Adjusted Per Share Consideration, multiplied by ((II)) 0.20, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)). Notwithstanding the foregoing, the multiplier referred to above shall be reduced to 0.18, 0.15, 0.11, or 0.07, respectively, if the Second Product Milestone occurs on the seventh, eighth, ninth or tenth (or later) quarter after the First Product […***…] Milestone date, in each case not including (i) such periods of delay that are primarily caused by Parent or (ii) up to two quarters of delay beyond the […***…] Milestone date that are directly caused by the implementation of one or more validly approved Second Product Additional Features. For the avoidance of doubt, the Second Product Milestone as used in the preceding sentence means the date of delivery of the Second Product which is subsequently determined to meet each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

(31) “Per Share Second Target Reserve Consideration” means an amount equal to the greater of (x) zero and (y) (A) (I) the Merger Per Share Consideration, multiplied by (II) 0.20, less (B) the Accelerated Per Share Initial Consideration (excluding the amount of any such Accelerated Per Share Initial Consideration previously deducted from a payment otherwise required to be made pursuant to Section 1.8(a)(i)). Notwithstanding the foregoing, the multiplier referred to above shall be reduced to 0.18, 0.15, 0.11, 0.07, respectively, if the Second Product Milestone occurs on the seventh, eighth, ninth or tenth (or later) quarter after the First Product […***…] Milestone date, in each case not including (i) such periods of delay that are primarily caused by Parent or (ii) up to two quarters of delay caused by the implementation of one or more validly approved Second Product Additional Features. For the avoidance of doubt, the Second Product Milestone as used in the preceding sentence means the date of delivery of the Second Product which is subsequently determined to meet each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

(32) “Preliminary Merger Consideration” means the consideration determined by selecting the entry on the First Product Consideration Chart corresponding to the […***…] and the First Product Consideration Date and then […***…] corresponding to the performance of the First […***…] in accordance with Exhibit E.

(33) “Second Target Reserve Consideration Conditions” means the occurrence of: (A) the First Product […***…] Milestone, (B) the achievement of the First Target Reserve Consideration Conditions, and (C) either (i) Parent terminates the Company’s development of the Second Product on or prior to the date that is ten quarters following the First Product […***…] Milestone date, not including up to two quarters of delay caused by the implementation of one or more validly approved Second Product Additional Features (the “Second Product Deadline”), or (ii) the Second Product Milestone, and, if Parent has elected the Second Product Update, the Company delivers to Parent the Second Product Update. Notwithstanding the foregoing, in the event Parent determines a semiconductor chip based upon or incorporating the in the Second Product or the Second Product Update to be commercially viable in its reasonable discretion (which determination shall be based on factors such as obtaining a significant customer design win for such semiconductor chip), the Second Product Milestone shall be deemed to have been met.

(34) “Termination Date” means the date, prior to the Closing and not later than the Final Termination Date set forth in Section 7.1(g), on which the Initial Agreement is terminated in accordance with Section 7 thereof.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(35) “Total Merger Consideration” means either:

(A) if the Merger is being effected pursuant to Section 1.1, (i) the Preliminary Merger Consideration, plus (ii) the Adjustment Amount, in the event the Final Merger Consideration is greater than the Preliminary Merger Consideration, and minus (iii) the Adjustment Amount, in the event the Final Merger Consideration is less than the Preliminary Merger Consideration; or

(B) if the Merger is being effected pursuant to Section 1.2, (i) on or before […***…], that amount, as indicated on the First Product Consideration Chart, obtained by referencing the calendar quarter in which Parent, in its sole discretion, delivers the Notice of Exercise to the Company and (A) in the event Parent actually receives the First Product prior to the delivery of such Notice of Exercise, using the same method of price determination that would be used if the First Product […***…] Milestone had been achieved prior to […***…], which determination shall be subject to the procedures set forth in Section 9.2 in the event of the Company’s disagreement with Parent’s determination, and (B) in the event Parent has not actually received the First Product prior to the delivery of such Notice of Exercise or the First Product does not meet the Veloce Minimum Requirements or a price cannot otherwise be determined, by using (i) the […***…] row, as indicated on the First Product Consideration Chart, and (ii) a […***…] in the First Product Consideration Chart; or (ii) after […***…], $7 million.

(36) “Transaction Expenses” means the sum of all fees, costs and expenses (including legal fees, accounting fees and filing fees and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) that are incurred by or for the benefit of the Company in connection with the transactions contemplated by this Agreement.

(37) “Unvested Company Stock Option” means each Company Stock Option that is unexpired, unexercised and outstanding immediately before the Effective Time and which is unvested as of immediately before the Effective Time. If a Company Stock Option is unvested with respect to some, but not all, of the shares underlying such Company Stock Option, then “Unvested Company Stock Option” shall refer to the unvested portion of such Company Stock Option.

(38) “Vested Company Stock Option” means each Company Stock Option that is unexpired, unexercised and outstanding immediately before the Effective Time and which is vested as of immediately before the Effective Time. If a Company Stock Option is vested with respect to some, but not all, of the shares underlying such Company Stock Option, then “Vested Company Stock Option” shall refer to the vested portion of such Company Stock Option.

(ii) Certain additional capitalized terms used in this Agreement have the meanings set forth in Exhibit A attached hereto.

(c) Form of Merger Consideration. In the event the Merger is consummated and any amounts become payable by Parent to the holders of the Company Common Stock or Company Stock Options pursuant to Section 1.8(a) or Section 1.9(b), Parent may, in its sole and absolute discretion (subject to the provisions of this Section 1.8(c)), elect to pay such consideration in the form of all cash, in the form of shares of Parent Common Stock or in any combination of cash and shares of Parent Common Stock. In the event Parent elects to pay all or any portion of any amounts payable to the holders of

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Company Common Stock under Section 1.8(a) or the holders of Company Stock Options under Section 1.9(b) in cash, then such amount, when paid, shall be paid by wire transfer in immediately available funds. In the event Parent elects to pay all or any portion of any amounts payable to the holders of Company Common Stock under Section 1.8(a) or the holders of Company Stock Options under Section 1.9(b) in the form of shares of Parent Common Stock, then the number of shares of Parent Common Stock to be issued as consideration therefore shall be determined by dividing (A) the total amount Parent elects to pay in shares of Parent Common Stock, by (B) the Applicable Parent Share Price. Such shares of Parent Common Stock will be evidenced by a Parent stock certificate and, when payable, delivered to the holder of Company Common Stock entitled thereto at the address provided to Parent by such holder. Upon making a determination to issue Parent Common Stock in the Merger, Parent shall reserve sufficient shares of Parent Common Stock for issuance pursuant to this Section 1.8(c).

(d) Maximum Consideration Payable. Notwithstanding anything herein to the contrary, in no event shall the total consideration paid or payable by Parent in connection with the Merger and the Carveout Plan, taken together, exceed the amount equal to (a) the maximum amount included on page E-5 of the First Product Consideration Chart multiplied by a […***…], minus (b) the Excess Operations Payment, minus (c) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (D) the Excess Liabilities, plus (E) the Aggregate Exercise Price, plus (F) $60,000.

(e) Certain NASDAQ Matters. If (i) any payment of consideration is due and payable pursuant to any provision of this Agreement (including Section 1.8 or Section 1.9) or the Carveout Plan and the amount of such payment would, if Parent elected to pay the entire amount of such payment (together with all other payments due hereunder or under the Carveout Plan) in shares of Parent Common Stock pursuant to the terms of this Agreement or the Carveout Plan, as applicable, be subject to the approval of the holders of Parent Common Stock pursuant to NASDAQ Listing Rule 5635, and/or (ii) such shares of Parent Common Stock to be so paid shall not have been approved for listing on NASDAQ prior to the date of such issuance, then, in each of cases (i) and (ii), the date on which such payment is required to be made under this Agreement or the Carveout Plan, as applicable, shall, if so elected by Parent (which election shall be made in Parent’s sole and absolute discretion), be delayed by a period of time (not to exceed six (6) months) reasonably requested by Parent, in order to allow Parent to (x) obtain any such approval required under NASDAQ Listing Rule 5635 and/or (y) obtain such approval for listing on NASDAQ, as the case may be; provided, however, that if Parent seeks any such approval required under NASDAQ Listing Rule 5635 but fails to obtain such approval within such 6-month period, then such payment date shall, if so elected by Parent (which election shall be made in Parent’s sole and absolute discretion), be further delayed by an additional period of time (not to exceed three (3) months following the expiration of such prior 6-month period) reasonably requested by Parent, in order to allow Parent to raise any amount of capital or funds as may be necessary or advisable (in Parent’s sole and absolute discretion) prior to making such payment in cash. Parent shall at all times act in good faith in planning for and electing any such delay permitted by this Section 1.8(e) and shall, in good faith, seek to minimize the length of any such delay to extent commercially reasonable in Parent’s good faith judgment.

(f) Program Review.

(i) First Product Modifications. From and after the Amendment Date, Parent and the Company will meet yearly, to review and discuss the status of the Project, including without limitation the status of the “Veloce Minimum Requirements” (as set forth in the First Product Consideration Chart). In the event the Closing is effected, from and after the Effective Time such meetings will be held by the Veloce Steering Committee. In connection with each such meeting, Parent

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

and the Company, or the Veloce Steering Committee (as applicable), may solicit input from Vendor about the First Product with respect to the status of relevant Vendor deliverable releases, other similar products in the marketplace and evolving customer needs and requirements. Based upon such review and input, Parent and the Company, or the Veloce Steering Committee (as applicable), shall have the right to modify, by mutual written agreement, one or more of the Veloce Minimum Requirements and other performance features set forth in the First Product Consideration Chart, for the purpose of increasing the First Product’s competitive offering, accelerating its time to market or better conforming it to customer requirements. Such modifications may include raising or lowering particular Veloce Minimum Requirements or performance features, adding new requirements and features and eliminating existing requirements and features, and may or may not result in corresponding changes to the “Spin In Value Table” or “Performance Index Table” (as set forth in the First Product Consideration Chart). Notwithstanding the foregoing, nothing in this Section 1.8(f)(i) shall be deemed to require either party to agree to modify the Veloce Minimum Requirements or any other terms and provisions of the First Product Consideration Chart.

(ii) Second Product Performance Specifications and Modifications. From and after the Amendment Date, Parent and the Company will meet quarterly to review and discuss the status of the Second Product. In the event the Closing is effected, from and after the Effective Time such meetings will be held by the Veloce Steering Committee. In connection with each such meeting, Parent and the Company, or the Veloce Steering Committee (as applicable), may solicit input from prospective customers about the Second Product with respect to other similar products in the marketplace and evolving customer needs and requirements. Based upon such review and input, Parent and the Company, or the Veloce Steering Committee (as applicable), shall (A) timely establish the Second Product Performance Specifications and identify other Second Product structures (as contemplated in the definition of […***…] set forth in Exhibit A), and (B) have the right to modify, by mutual written agreement, one or more of the performance features of the Second Product and to approve and implement one or more additional enhancements, features or improvements to the Second Product processor core and/or fabric (each, a “Second Product Additional Feature”) for the purpose of increasing the Second Product’s competitive offering, accelerating its time to market or better conforming it to customer requirements. For so long as Balaji Bakthavatchalam (“Baktha”) serves on the Veloce Steering Committee and as chief executive officer of the Company or Merger Sub II, as applicable, each Second Product Additional Feature shall be mutually agreed upon by Baktha and the chief executive officer of Parent and, once the Merger has occurred, thereupon recommended by them to the Veloce Steering Committee for approval. In the event Baktha and Parent’s chief executive officer are unable to mutually agree upon a Second Product Additional Feature recommended by either of them, the matter shall be presented to and resolved by the Veloce Steering Committee. In the event the Veloce Steering Committee is unable to reach consensus in establishing the Second Product Performance Specifications or Second Product structures, or in approving a Second Product Additional Feature, the matter shall be resolved by the Governance and Nominating Committee of the Board of Directors of Parent, whose determination and approval shall be final and binding on all the parties. For the avoidance of doubt, any Second Product Additional Features the implementation of which would not reasonably be expected to cause the Second Product Milestone completion date to occur more than two quarters following completion of the […***…] Milestone shall be negotiated without the parties seeking any increase to the Adjusted Total Merger Consideration. Any disputes regarding whether one or more Second Product Additional Features would delay the Second Product Milestone completion date by more than two quarters beyond the completion of the […***…] Milestone shall be resolved in accordance with the dispute resolution procedure described above or, at the election of the Governance and Nominating Committee of the Board of Directors of Parent, by the dispute resolution procedures set forth in Section 9.2 of the Initial Agreement.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

3 Certain Company Securities. Section 1.9 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) Company Restricted Shares. In the event the Closing is effected, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any securityholder of the Company, each Company Restricted Share (other than Dissenting Shares (as defined herein)) outstanding as of immediately prior to the Effective Time shall be converted into the right to receive, subject to Section 1.11 of the Agreement and Section 5 of this Amendment, the same consideration as a share of Company Common Stock as set forth under Section 1.8(a) above. Any vesting restrictions, forfeiture provisions or other contractual restrictions burdening a Company Restricted Share shall remain in effect and unaffected by the occurrence of the Merger or any event connected with the Merger, except as expressly provided for by the terms and conditions under which Company Restricted Shares were granted. In addition, all conditions and restrictions imposed on the determination of the consideration finally paid for a share of Company Common Stock under Section 1.8(a) (taking into account all other applicable sections of the Agreement, including without limitation, Section 1.8(d)) shall apply proportionally to the payments to be made under Section 1.8(a) in exchange for Company Restricted Shares. Parent shall make all required payments to former holders of Company Restricted Shares no later than the end of the calendar quarter during which such amounts shall become payable in accordance with this Section (provided that if such date shall fall within fifteen (15) days prior to the end of a calendar quarter, then Parent may, in its sole discretion, make such payment no later than the end of the next succeeding calendar quarter), and in Parent’s discretion may make such payments through a paying agent authorized by the Parent to administer such payments on the Parent’s behalf. All amounts payable pursuant to this Section 1.9(a) shall be subject to any required withholding of Taxes and shall be paid without interest.

(b) Company Stock Options. In the event the Closing is effected, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any securityholder of the Company:

(i) each Vested Company Stock Option outstanding as of immediately prior to the Effective Time shall be automatically cancelled in exchange for the right to receive, subject to Section 5 of this Amendment, from Parent the same consideration (subject to Section 1.8(c)) as a share of Company Common Stock as set forth under Section 1.8(a) above, provided that such payments shall be reduced by the exercise price of such Vested Company Stock Option and no payments shall be made to the holder of a Vested Company Stock Option until such exercise price has been fully offset against the payments to be made hereunder. Any contractual restrictions burdening a Vested Company Stock Option shall remain in effect and unaffected by the occurrence of the Merger or any event connected with the Merger, except as expressly provided for by the terms and conditions under which such Vested Company Stock Options were granted. In addition, all conditions and restrictions imposed on the determination of the consideration finally paid for a share of Company Common Stock under Section 1.8(a) (taking into account all other applicable sections of the Agreement, including without limitation, Section 1.8(d)) shall apply proportionally to the payments made under Section 1.8(a) in exchange for Vested Company Stock Options. All amounts payable pursuant to this Section 1.9(b)(i) shall be paid without interest.

(ii) each Unvested Company Stock Option outstanding as of immediately prior to the Effective Time shall be automatically cancelled and shall thereafter be of no further force or effect.

(iii) All amounts payable pursuant to this Section 1.9(b) shall be subject to any required withholding of Taxes.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(c) Other Company Securities. Prior to the Effective Time, the board of directors of the Company shall approve all resolutions required in order to provide that, as of immediately prior to the Effective Time, (i) each then outstanding: (A) subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (B) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (C) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; and (D) share of restricted stock of the Company (clauses (A) through (D) above, collectively “Company Securities”) (other than Company Stock Options, Company Restricted Shares and Units (as defined in the Carveout Plan)), shall be accelerated in its and their entirety effective as of immediately prior to the Effective Time, and all forfeiture rights with respect thereto in favor of the Company shall lapse in their entirety as of such time, and (ii) that each Company Security that has not been exercised, or remains subject to a right of forfeiture in favor of the Company, in either case as of immediately prior to the Effective Time (but after giving effect to the acceleration, if any, provided under clause (i) hereof), shall terminate and be canceled as of the Effective Time and the holders thereof shall have no further rights with respect thereto, except as may be provided in Section 1.9(a) with respect to Company Restricted Shares or Section 1.9(b) with respect to Company Stock Options.

(d) Prior to the Closing Date, the Company shall take all actions reasonably necessary or advisable to allow for the treatment of the Company Securities contemplated by paragraphs (a), (b) and (c) of this Section under the terms of the Company Stock Option Plan and any and all other Contracts evidencing or governing Company Securities, including the amendment of any of the foregoing or the giving of any notice required under the Company Stock Option Plan or any such Contract relating to the Company Securities and, without limiting the generality of the foregoing, the Company shall pass all appropriate resolutions and give all consents, approvals and waivers that are reasonably necessary or advisable to allow for the treatment of the Company Securities as contemplated by paragraphs (a), (b) and (c) of this Section, and the Company shall use its reasonable best efforts to obtain from each holder of a Vested Company Stock Option an executed instrument pursuant to which each such holder acknowledges and agrees to its indemnification obligations hereunder and appoints of the Stockholders’ Representative as its agent and attorney in fact for the same purposes, and upon the same terms (mutatis mutandis), as such Stockholders’ Representative is appointed under Section 9.1 with respect to the stockholders of the Company. The Stockholders’ Representative hereby accepts such appointment by such holders of Vested Company Stock Options.

4 Exchange of Certificates. Section 1.11(a) of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

As soon as practicable but in any event within seven (7) Business Days after the Effective Time, Parent will send to each of the registered holders of Company Stock Certificates a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the consideration due to each such holder calculated in accordance with Section 1.8(a). Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably requested by Parent, Parent shall deliver to the holder of such Company Stock Certificate, (A) that portion, if any, of the Accelerated Consideration Amount and Merger Per Share Consideration, as the case may be, that such holder has the right to receive at such time pursuant to Section 1.8(a) in cash, via wire transfer in immediately available funds, and (B) a certificate representing that number of shares of Parent Common Stock, if any, that such holder has the right to receive at such time pursuant to

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Section 1.8(a), provided that any certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate pursuant to this Section shall, in each case, represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Stock Certificate shall be entitled to receive cash in an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Applicable Parent Share Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder pursuant to this Section. All Company Stock Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.11, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the consideration due to such holder calculated in accordance with Section 1.8(a). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any cash or issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

5 Certain Indemnification-Related Matters.

(a) Elimination of Escrow. The Parties agree that the escrow arrangements relating to consideration to be paid to Entitled Holders under the Agreement shall cease to apply from and after the Amendment Date. Accordingly, (i) Section 1.13 of the Initial Agreement is hereby deleted in its entirety and shall be of no further force and effect, (ii) all references to the “Escrow Agreement” and the “Escrow Agent” in the Initial Agreement are hereby deleted therefrom, (iii) in each place where the term “Escrow Period” appears in the Initial Agreement, it shall be replaced with the term “Survival Period,” (iv) “Survival Period” shall mean the period beginning on the date of the Initial Agreement and ending at 11:59 p.m. Pacific Time on the date that is the first-year anniversary of the 10th Business Day following the occurrence of the First Product […***…] Milestone, (v) where the term “Closing Date” appears in Section 8.1(a) of the Initial Agreement, it shall be replaced with “occurrence of the First Product […***…] Milestone” and (vi) in each place where the term “Escrow Fund” appears in the Initial Agreement, it shall be replaced with the term “Unpaid Consideration Fund”, (vi) “Unpaid Consideration” means, as of any given time, any and all consideration that would be due hereunder or under the Carveout Plan from Parent to the Entitled Holders and holders of Units under the Carveout Plan if all conditions to such payment were satisfied, but which consideration has yet to be paid by Parent (provided, however, that any consideration that has become payable to such a holder hereunder pursuant to Section 1.8(a)(i) or Section 1.9 but which has yet to be paid solely due to vesting restrictions continuing to apply to such holder with respect to such consideration shall not be deemed to be “Unpaid Consideration”) and (vii) “Unpaid Consideration Fund” means, as of any given time, an amount of Unpaid Consideration equal to the lesser of (I) the Unpaid Consideration as of such time and (II) the difference of (A) the product of (x) 0.1 multiplied by (y) the greater of (1) the Accelerated Consideration Amount and (2) the Adjusted Total Merger Consideration (if then known), minus (B) the amount of the Unpaid Consideration Fund that was previously used to offset Losses in accordance with Section 8.3.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(b) Offset Against Unpaid Consideration Fund. Section 8.3 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) Notwithstanding anything to the contrary in Sections 1.8 or 1.9 or any other provision of this Agreement or any Related Agreement but subject to the limitations set forth in Section 5(a) of this Amendment and Section 8.4 of the Initial Agreement as amended hereby, in the event any Indemnified Party shall suffer any Losses for which such Indemnified Party is entitled to indemnification under this Section 8, such Indemnified Party shall be entitled to recover such Losses by offsetting the aggregate amount of such Losses against the Unpaid Consideration Fund by permanently retaining and withholding from payment to the Entitled Holders an amount of consideration otherwise due hereunder equal to the aggregate amount of the Losses. Any amount so permanently retained and withheld shall be permanently retained and withheld from payments otherwise due hereunder or under the Carveout Plan, as applicable, to Entitled Holders and holders of Units (as defined in the Carveout Plan) on a pro rata basis, assuming for these purposes that the full Carveout Units Amount has been issued and is vested under the Carveout Plan. Prior to effecting any such offset, Parent shall deliver a written claim notice (a “Claim Notice”). Each Claim Notice shall contain a reasonably detailed summary of the basis for the claim, the provision or provisions of the Agreement giving rise to the claim and, if known, the estimated amount of the Losses incurred or reasonably expected to be incurred by the Indemnified Party as a result of such inaccuracy or breach under which such indemnification is sought (the “Claimed Amount”). Following the delivery of such notice, to the fullest extent permitted by applicable Law, Parent shall be entitled to retain in the Unpaid Consideration Fund (and, notwithstanding anything to the contrary contained herein or in the Carveout Plan, shall not be obligated to pay to any Entitled Holder or holder of Units under the Carveout Plan) an amount equal to the Claimed Amount until any dispute in relation thereto is resolved in accordance with the process set forth in Section 8. For the avoidance of doubt, nothing contained in the Agreement or any Related Agreement shall be construed to require Parent to establish a separate fund or account or to otherwise hold separate or segregate any funds as part of the Unpaid Consideration Fund. Unless and until actually paid by Parent to the Entitled Holders hereunder or to holders of Units under the Carveout Plan, Parent shall be the owner of the Unpaid Consideration Fund for all purposes hereunder and under applicable Law, and no Entitled Holder or holder of Units under the Carveout Plan shall have any rights thereto, except to the extent expressly set forth in this Agreement or the Carveout Plan, as applicable.

(b) Within thirty (30) calendar days after receipt by the Stockholders’ Representative of a Claim Notice, the Stockholders’ Representative may deliver to Parent a written response (the “Response Notice”) in which the Stockholders’ Representative: (a) agrees that an amount equal to the full Claimed Amount may be offset against the Unpaid Consideration Fund; (b) agrees that an amount equal to part, but not all, of the Claimed Amount (the “Agreed Amount”) may be offset against the Unpaid Consideration Fund; or (c) indicates that no part of the Unpaid Consideration Fund may be offset in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Indemnified Party pursuant to the Response Notice, which determination shall be made in good faith by the Stockholders’ Representative, shall be the “Contested Amount.” If a Response Notice is not received by the Parent within such thirty (30)-day period, then the Stockholders’ Representative shall be conclusively deemed to have agreed that an offset to the Unpaid Consideration Fund equal to the full Claimed Amount may be used by Parent.

(c) If the Stockholders’ Representative delivers a Response Notice indicating that there is a Contested Amount, the Stockholders’ Representative and Parent shall attempt in good faith to resolve the dispute related to the Contested Amount within ten (10) Business Days of Parent’s receipt of such Response Notice (the “Negotiation Period”). If the Indemnified Party

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

and the Stockholders’ Representative resolve such dispute, such written resolution shall be binding on all Entitled Holders and holders of Units under the Carveout Plan and such Indemnified Party, and a settlement agreement shall be signed by Parent (on behalf of such Indemnified Party) and the Stockholders’ Representative. If Parent and the Stockholders’ Representative fail to reach agreement by the end of the Negotiation Period, each party shall be entitled to its legal remedies in accordance with the Agreement.

(c) Limitations. Sections 8.4(b), (c) and (d) of the Initial Agreement are hereby amended and restated in their entirety as set forth below:

(b) The limits set forth in Section 8.4(a) shall not apply to breaches of the Company Special Representations. In the case of breaches of the Company Special Representations, after the Indemnified Parties have exhausted all amounts available from the Unpaid Consideration Fund, the Indemnified Parties shall be permitted to seek recovery for Losses suffered by the Indemnified Parties directly from the Entitled Holders or holders of Units under the Carveout Plan, provided that each Entitled Holder or holder of Units under the Carveout Plan shall be liable, on a several and not joint basis, solely for such Entitled Holder’s or Unit holders’ pro rata amount of any Losses resulting therefrom.

(c) In no event will an Entitled Holder or a holder of Units under the Carveout Plan be liable for any amount in respect of any Losses suffered by any of the Indemnified Parties pursuant to this Agreement in excess of the aggregate value of the consideration actually received by such Entitled Holder or Unit holder pursuant to this Agreement.

(d) Notwithstanding the foregoing, none of the limitations set forth in this Section 8.4 shall apply in the case of fraud or willful breach or intentional misrepresentation by the Company (or an Entitled Holder or holder of Units under the Carveout Plan, as applicable).

(d) Appointment of Stockholders’ Representative. Upon approval of the Agreement (including, for the avoidance of doubt, this Amendment) by the requisite majority of the Company’s stockholders, all such stockholders shall, without any further act of any Company stockholder, be deemed to have consented to and approved (i) the use of the Unpaid Consideration Fund as collateral to secure the rights of the Indemnified Parties under Section 8 in the manner set forth herein and in the Initial Agreement, and (ii) the appointment of the Stockholders’ Representative as the representative under the Agreement (including, for the avoidance of doubt, this Amendment) of the Persons receiving consideration hereunder and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

(e) Form of Escrow Agreement. The Form of Escrow Agreement attached as Exhibit 1.13 to the Initial Agreement is hereby deleted in its entirety and shall be of no further force and effect.

6 Termination Events.

(a) Section 7.1(e) of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

by Parent, if this Agreement and the Merger shall not have been approved within twenty-four (24) hours from 11:59 p.m. Pacific Time on the date on which Section 6(a) of the Securityholder Agreement becomes effective by the vote of the stockholders of the Company holding seventy percent (70%) of the issued and outstanding shares of capital stock of the Company;

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(b) Section 7.1(g) of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

by written notice by the Company to Parent or Parent to the Company, as the case may be, in the event the Closing has not occurred on or prior to November 30, 2014 (the “Final Termination Date”) for any reason other than delay or nonperformance of or breach by the party seeking such termination.

(c) The following shall be added to the Initial Agreement as Section 7.1(h) thereof:

by written notice by Parent to the Company, in the event that the Company has not (i) adopted the Carveout Plan as set forth in Section 4.19, (ii) otherwise complied with the provisions of Section 4.19, or (iii) prior to the Closing Date, has not reserved sufficient available shares of the Company’s common stock such that in the event of the issuance of such shares in satisfaction of the Company’s liabilities under the Carveout Plan (assuming all Units permitted to be granted thereunder were granted and vested) the Company would not be required to deplete the reserve of the Company’s 2009 Stock Incentive Plan, it being understood and agreed that the shares reserved in connection with the Carveout Plan must be duly authorized, fully paid and non-assessable.

7 Treatment of the Merger. Section 1.15 of the Initial Agreement is hereby amended and restated in its entirety as follows:

Treatment of the Merger. The Parties intend that, for federal income tax purposes, (a) if the Second Merger occurs, the Merger and the Second Merger, taken together, constitute a “reorganization” within the meaning of Section 368(a) of the Code (a “Reorganization”), provided that all of the requirements for such treatment are otherwise satisfied, or (b) if the Second Merger does not occur, or if the Merger and the Second Merger, taken together, do not satisfy all requirements for treatment as a Reorganization, that (i) the Merger be treated as a taxable purchase of the stock of the Company by Parent and (ii) the Second Merger, if it occurs, be treated as a liquidation of the Company into Parent as described in Section 332 of the Code. To the extent the Merger and the Second Merger, taken together, otherwise constitute a Reorganization, the parties intend for federal income tax purposes that this Agreement constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the regulations promulgated under the Code.

8 Certain Covenants, Agreements, Etc. Section 4 of the Initial Agreement is hereby amended as follows:

(a) The following shall be added to the Initial Agreement as Section 4.18 thereof:

R&D/Engineering Organization. From and after the consummation of the Merger and until the achievement of the Second Product Milestone or (if earlier) the Second Product Deadline, Parent shall (i) maintain the Company or Merger Sub II, as applicable, as a separate legal entity and wholly-owned subsidiary of Parent, with Baktha as its chief executive officer, (ii) for so long as Baktha serves on the Veloce Steering Committee and as chief executive officer of the Company’s R&D/Engineering organization as existing immediately prior to the Closing, as the same may be subsequently changed by the Veloce Steering Committee (the “Veloce Organization”), substantially maintain intact the Veloce

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Organization and reporting structure consistent with the normal corporate governance principles applicable to a wholly-owned subsidiary of Parent (provided however that, in no event shall voluntary departures or terminations for good cause be deemed to constitute a breach of this provision), (iii) for so long as Baktha serves on the Veloce Steering Committee and as chief executive officer of the Veloce Organization, continue to operate the Veloce Organization in the ordinary course of its business consistent with its past practices as the same may be subsequently changed by the Veloce Steering Committee (provided however that, neither the Merger nor the Second Merger shall be deemed to constitute a breach of this provision), and (iv) timely make available such resources as are reasonably required in order to achieve the First Product […***…] Milestone, […***…] Milestone and the Second Product Milestone on or prior to the Second Product Deadline. In the event of a material breach of this Section 4.18 which remains uncured and undisputed by Parent following thirty (30) days written notice from the Stockholders’ Representative of such breach, the First Product […***…] Milestone, the […***…] Milestone or the Second Product Milestone, as applicable, shall be deemed to be met by the Company; provided, however, that any such asserted breach that is disputed by Parent shall be resolved as follows: (A) disputes that are solely technical disputes as described in Section 9.2 of the Initial Agreement shall be resolved in accordance with the dispute resolution procedures set forth in Section 9.2 of the Initial Agreement and Parent’s 30-day cure period shall not commence unless and until a breach has been determined to have occurred by the Performance Arbitrator described in such Section 9.2, and (B) all other disputes shall be resolved in good faith by the Veloce Steering Committee, provided that any such disputes that the Veloce Steering Committee is unable to resolve shall be resolved by the Governance and Nominating Committee of the Board of Directors of Parent, with the Stockholders’ Representative having the right to appeal any adverse determination of such Committee to the full Board of Directors of Parent, whose determination of such appeal shall be final; Parent’s 30-day cure period shall not commence unless and until a breach has been finally determined to have occurred pursuant to the foregoing procedure. Nothing in this Section 4.18 shall be deemed to amend or modify that certain employment letter agreement by and between Parent and Baktha dated November 8, 2010.

(b) The following shall be added to the Initial Agreement as Section 4.19 thereof:

Carveout Plan. The Board of Directors of the Company shall, promptly following the Amendment Date (but in no event later than ten (10) Business Days thereafter), adopt the Carveout Plan and shall abide by the terms of the Carveout Plan from such date of adoption until the Effective Time. Between the Effective Time and the 10th Business Day following the satisfaction of the Second Target Reserve Consideration Conditions, Parent shall grant in accordance with the terms and conditions of the Carveout Plan, or shall cause to be granted in accordance with the terms and conditions of the Carveout Plan, to employees and/or former employees of the Company or replacement hires for such employees and/or former employees who have terminated their employment with the Company or Parent following the Effective Time an aggregate number of Units (as defined in the Carveout Plan) equal to the Carveout Units Amount minus the number of Units (including, for the avoidance of doubt, both vested or unvested Units) outstanding under the Carveout Plan immediately prior to the Effective Time. Parent shall consult with the Veloce Steering Committee with respect to such Carveout Plan grants, it being understood and agreed that, subject to such consultation, the date on which each such grant is made (so long as it occurs prior to the 10th Business Day following the satisfaction of the Second Target Reserve Consideration Conditions), the size of each such grant, the identity of such employee, former employee or replacement hire receiving each such grant, and the vesting schedule applicable to each such grant shall be as recommended by the Veloce Steering Committee, subject to customary review and approval of the Governance & Nominating Committee of the Board of Directors of Parent. Notwithstanding anything herein to the contrary, the Parties agree that, unless otherwise consented to by Parent in its sole and absolute discretion, neither Sheffield nor Baktha, nor any members of Baktha’ family, shall, directly or indirectly, be awarded, granted or permitted to otherwise beneficially own any Units (as defined in the Carveout Plan).

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(c) The following shall be added to the Initial Agreement as Section 4.20 thereof:

Company Securities and Company Stock Option Freeze. Notwithstanding anything to the contrary contained in this Agreement or any other agreement to which any of the Parties is a party, (i) neither the Company nor any Subsidiary of the Company shall grant or issue any shares of capital stock or any convertible securities, warrants, options or other rights to acquire any shares of capital stock of the Company or any such Subsidiary, except, subject to clause (iii) of this Section, to the extent any such issuance of capital stock is required as a result of the exercise or conversion, as the case may be, of any such convertible securities, warrants, options or any other rights to acquire shares of capital stock of the Company that are outstanding on the Amendment Date and have been previously disclosed to Parent, (ii) promptly following the execution of this Amendment, the Company shall obtain a written consent from Sheffield Capital LLC (“Sheffield”) and Baktha stating that any and all obligations of the Company to grant or issue any shares of capital stock or any convertible securities, warrants, options or other rights to acquire any shares of capital stock of the Company or any such Subsidiary pursuant to Section 3 of that certain Agreement, made and entered into as of November 8, 2010, by and among, Parent, the Company, Sheffield and Baktha, is waived and of no further force and effect from and after the Amendment Date and (iii) promptly following Parent’s request (but, whether or not Parent has made any such request, in no event later than ten (10) Business Days prior to the Closing Date), the Company shall take all actions reasonably necessary or advisable to cause all Company Stock Options (whether Vested Company Stock Options or Unvested Company Stock Options) to cease to be exercisable from and after the date which is five (5) Business Days prior to the Closing Date, including the amendment of the terms of the Company Stock Option Plan and any and all other Contracts evidencing or governing such Company Stock Options or the giving of any notice required under the Company Stock Option Plan or any such Contract relating to the such Company Stock Options and, without limiting the generality of the foregoing, the Company shall pass all appropriate resolutions and give all consents, approvals and waivers that are reasonably necessary or advisable to allow for the foregoing.

(d) The following shall be added to the Initial Agreement as Section 4.21 thereof:

Parent Common Stock Warrant Amendment. Not later than five (5) Business Days following the Amendment Date, Parent and the Company shall execute and deliver that certain Amendment No. 2 to Stock Warrant of Applied Micro Circuits Corporation, in substantially the form attached as Exhibit F attached hereto.

(e) The following shall be added to the Initial Agreement as Section 4.22 thereof:

Certain New Stockholder Agreements. To the extent so requested by Parent, the Company shall use its reasonable best efforts to obtain, prior to the Effective Time, from each holder of any share of capital stock of the Company (including Company Restricted Shares) and any holder of a Company Stock Option a written agreement whereby such Person agrees that, if at any time the approval of the holders of Parent Common Stock pursuant to NASDAQ Listing Rule 5635 is required prior to the issuance of any shares of Parent Common Stock hereunder, such Person will not vote, and will not grant any proxy to any Person to vote, at any meeting of Parent’s stockholders called for the purposes of obtaining such approval, any shares of Parent Common Stock that such first Person has received in connection with, or as a result of, the Merger and which such first Person beneficially owns as of the record date established for voting at such meeting.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(f) The following shall be added to the Initial Agreement as Section 4.23 thereof (and shall, for the avoidance of doubt, be binding upon Merger Sub II):

Second Merger. Unless Parent determines that it is unlikely that the Merger and the Second Merger, taken together, will constitute a Reorganization, immediately following the Merger, Parent shall cause the Surviving Corporation to be merged with and into Merger Sub II, with Merger Sub II surviving the Merger (the “Second Merger” and, together with the Merger, the “Mergers”). The Second Merger, if it occurs, shall be effected by, among other things, adopting and causing the Surviving Corporation to adopt an agreement and plan of merger and reorganization pursuant to which the Surviving Corporation shall be merged with and into Merger Sub II, with Merger Sub II being the entity surviving the Second Merger as a wholly owned subsidiary of Parent. There shall be no conditions to the Second Merger, other than the consummation of the Merger and no determination by Parent as described above. Parent, Merger Sub and the Company agree that Merger Sub II shall be a disregarded entity for federal income tax purposes unless and until Parent determines otherwise. The Company hereby represents and warrants to Parent, Merger Sub and Merger Sub II that neither the Company nor, to the Company’s Knowledge, any of its Affiliates has taken or agreed to take action that would prevent the Merger and the Second Merger, taken together, from constituting a Reorganization (provided that compliance with the terms of this Agreement or any agreement contemplated by this Agreement shall not constitute a breach of this representation). Neither Parent nor any of its Affiliates or Representatives shall (a) have any obligation to cause the Second Merger to occur or to cause the Merger and the Second Merger, taken together, to constitute a Reorganization, or (y) be liable to the Company, any Entitled Holders or any other Person if for any reason the Second Merger does not occur or the Merger and the Second Merger, taken together, do not constitute a Reorganization. Each of the Parties hereby agrees (and hereby provides any necessary consents to effect such agreement) that if the Second Merger occurs, automatically and without any further action on the part of any Party, as a result of the Second Merger, all of the Surviving Corporation’s rights and obligations under this Agreement and any Related Agreement (including, for the avoidance of doubt, any rights to indemnification and any rights the Surviving Corporation has as a result of the Merger) shall be deemed to be assigned to Merger Sub II and any and all such rights may be exercised by, and any and all such obligations shall be performed by, Merger Sub II as though it were the Surviving Corporation.

(g) The following shall be added to the Initial Agreement as Section 4.24 thereof:

Securityholder Signatures. The Company shall use its reasonable best efforts to obtain, as promptly as practicable and in compliance with all applicable Laws, from each holder of any share of capital stock of the Company (including Company Restricted Shares) such stockholders’ signature to the Second Amended and Restated Securityholder Agreement attached hereto as Exhibit B, in each case, in form and substance complying with the terms of such agreement such that such stockholders will be bound thereby as Securityholders thereunder.

(h) The following shall be added to the Initial Agreement as Section 4.25 thereof:

Parent Equity Grants. Between the Effective Time and the 30th day following the satisfaction of the Second Target Reserve Consideration Conditions, Parent shall grant shares of capital stock or restricted stock units of Parent to current or former employees, consultants or independent contractors of the Company or to new hires, consultants or independent contractors of the Company, Parent or any of Parent’s Subsidiaries, in each case, who, at the time of each such grant, are rendering, or are reasonably expected to render, services in connection with the satisfaction of the First Product […***…] Milestone, the First Target Reserve Consideration Conditions and/or the Second Target Reserve Consideration

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Conditions (each such grant, a “Parent Equity Grant”) until the Parent Equity Grants Value equals the Forfeited Consideration Amount; provided that, for the avoidance of doubt, Parent shall not be required under this Section to make any such grant at any time at which the Parent Equity Grants Value equals or exceeds the Forfeited Consideration Amount. Parent shall consult with the Veloce Steering Committee with respect to such Parent Equity Grants, it being understood and agreed that, subject to such consultation, the date on which each such grant is made (so long as it occurs prior to the 30th day following the satisfaction of the Second Target Reserve Consideration Conditions), the size of each such grant, the identity of such employee, former employee, new hire, consultant or independent contractor receiving each such grant, and the vesting schedule applicable to each such grant, shall be as recommended by the Veloce Steering Committee, subject to customary review and approval of the Governance & Nominating Committee of the Board of Directors of Parent. Notwithstanding the foregoing, at any time and from time to time at the request of Parent, the Veloce Steering Committee may elect (subject to customary review and approval of the Governance & Nominating Committee of the Board of Directors of Parent) to satisfy all or a portion of a Parent Equity Grant by instead granting a cash award (which may be subject to vesting and other similar restrictions).

(i) The following shall be added to the Initial Agreement as Section 4.26 thereof:

California Fairness Hearing.

(a) Permit Application. As soon as reasonably practicable after the Amendment Date, (i) Parent shall prepare, with the cooperation of the Company, and file the application for permit (the “Permit Application”) in connection with the Hearing (as defined below) and the notice to be sent to the holders of the capital stock of the Company pursuant to, and meeting the requirements of Article 2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, Subchapter 1, as amended (the “Hearing Notice”), concerning the hearing (the “Hearing”) held by the California Commissioner to consider the terms and conditions of the issuance of Parent Common Stock pursuant to the Agreement and the fairness of such terms and conditions pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended, and the rules promulgated thereunder (“California Securities Law”), and (ii) the Company shall prepare, with the cooperation of Parent, an information statement relating to this Agreement and the transactions contemplated hereby (the “Information Statement”). Parent shall use its commercially reasonable efforts to cause the Permit Application and the Hearing Notice to comply in all material respects with applicable federal and state securities laws. The Company shall use its commercially reasonable efforts to cause the Information Statement to comply in all material respects with applicable federal securities laws and state corporate and securities laws. Each of the Company and Parent shall provide promptly to the other party such information concerning its respective business and financial statements and affairs as, in the reasonable judgment of the requesting party or its counsel, may be required or appropriate for inclusion in the Permit Application (including, without limitation, the Information Statement to be provided by the Company), the Hearing Notice or the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Permit Application, the Hearing Notice and the Information Statement.

(b) Permit. Each of Parent and the Company shall use its commercially reasonable efforts to (i) promptly respond to questions and issues raised by the California Commissioner, if any, and (ii) obtain, as soon as reasonably practicable following the execution of this Agreement, the permit relating to the issuance of Parent Common Stock pursuant to the Agreement pursuant

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

to Section 25121 of California Securities Law such that the issuance of the Parent Common Stock in connection with the Merger shall be exempt pursuant to Section 3(a)(10) of the Securities Act from the registration requirements of Section 5 of the Securities Act. The Company and Parent shall notify each other promptly of the receipt of any comments from the California Commissioner or its staff and of any request by the California Commissioner or its staff or any other government officials for amendments or supplements to any of the documents filed therewith or any other filing or for additional information and shall provide each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the California Commissioner, or its staff or any other government officials, on the other hand, with respect to the filing.

(j) The following shall be added to the Initial Agreement as Section 4.27 thereof:

NASDAQ Listing. No later than fifteen (15) days prior to the date reasonably anticipated by Parent to be the Closing Date, Parent shall file an application for “Listing of Additional Shares” with NASDAQ (or any successor form thereto) and shall use its commercially reasonable efforts to procure that any shares of Parent Common Stock reasonably expected to be issuable in connection with the payment of the Accelerated Per Share Initial Consideration due hereunder and under the Carveout Plan shall have been approved for listing on NASDAQ.

(k) The following shall be added to the Initial Agreement as Section 4.28 thereof:

Third Party Consents. To the extent so requested by Parent in its reasonable discretion, each of the Company and its Subsidiaries shall use its reasonable best efforts to obtain from all applicable Persons the consents or approvals required under any Contract, permit or similar instrument designated by Parent in order to permit the succession by Merger Sub and Merger Sub II as a result of, or in connection with, the Merger or the Second Merger, as applicable, to any obligation, right or interest of the Company or the Surviving Corporation, as applicable, or any of their respective Subsidiaries, under such Contract, permit or similar instrument, it being understood and agreed that any such consent or approval shall be in form and substance reasonably satisfactory to Parent.

9 [Intentionally omitted.]

10 Conditions Precedent to Obligations of Parent and Merger Sub. Section 5 of the Initial Agreement is hereby amended as follows:

(a) The following shall be added to the Initial Agreement as Section 5.13 thereof:

Registration Statement or California Fairness Hearing. (i) The SEC shall have declared effective under the Securities Act a registration statement covering all securities to be issued, offered or sold under and pursuant to this Agreement and the Carveout Plan were Parent to elect to pay all consideration due hereunder and under the Carveout Plan in the form of shares of Parent Common Stock; no stop order suspending the effectiveness of such registration statement shall have been issued; and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC or the Financial Industry Regulatory Authority (FINRA); or (ii) all securities to be issued, offered or sold under and pursuant to this Agreement and the Carveout Plan were Parent to elect to pay all consideration due hereunder and under the Carveout Plan in the form of shares of Parent Common Stock shall be permitted under Section 3(a)(10) of the Securities Act to be so issued, offered and sold (without registration under the Securities Act) as a result of the outcome of a “fairness hearing” conducted in, and under the Laws of,

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

the State of California, and there shall not be pending or threatened any Legal Proceeding challenging such outcome or the right of Parent to so issue, offer or sell such securities without registration under the Securities Act.

(b) The following shall be added to the Initial Agreement as Section 5.14 thereof:

NASDAQ Listing. In the event that Parent elects to pay any amount of any Accelerated Per Share Initial Consideration due hereunder or under the Carveout Plan in the form of shares of Parent Common Stock, then such shares of Parent Common Stock shall have been approved for listing on NASDAQ.

(c) The following shall be added to the Initial Agreement as Section 5.15 thereof:

Compliance. Each of the covenants and obligations set forth in Sections 4.19 and 4.20 that the Company or any of its Subsidiaries is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all respects.

11 Capitalization. Section 2.5 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) The authorized capital stock of the Company consists of: (i) 12,500,000 shares of Company Common Stock, of which 6,808,908 shares have been issued and are outstanding as of the Amendment Date. There are no authorized, issued or outstanding shares of capital stock of the Company other than Company Common Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non assessable. All of the outstanding shares of Company Common Stock and all outstanding Company Securities have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws, and (ii) all requirements set forth in the Company Constituent Documents and applicable Contracts. Each of the Company’s stockholders is the record and beneficial owner of the shares of the Company Common Stock as set forth opposite such stockholder’s name on Part 2.5(a) of the Company Disclosure Schedule, and such shares are free and clear of all Encumbrances (other than those Encumbrances relating to applicable securities laws). Other than shares of Company Common Stock and Company Stock Options, there are no other securities of the Company authorized, issued or outstanding, and the Company has not agreed to issue any such other securities (whether or not contingent upon the occurrence of any event or circumstance).

(b) The Company has reserved 7,725,000 shares of Company Common Stock for issuance under the Company Stock Option Plan, of which there are 3,994,663 outstanding options to purchase shares of Company Common Stock as of the Amendment Date.

(i) Part 2.5(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Security outstanding as of the Amendment Date (whether vested or unvested and whether issued pursuant to any Company Stock Option Plan or otherwise): (A) the name of the holder of such Company Security and the type of such Company Security; (B) the total number of shares of Company Common Stock that are subject to such Company Security and the number of shares of Company Common Stock with respect to which such Company Security is immediately exercisable; (C) the date on which such Company Security was granted and the expiration date of such Company Security; (D) the vesting schedule for such Company Security, including any milestones or performance criteria upon whose achievement or satisfaction such vesting is contingent; (E) the exercise, or purchase, price per share of Company Common Stock purchasable under such Company Security; (F) whether (and to what

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

extent) the vesting of such Company Security will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger; and (G) whether such Company Security has been designated an “incentive stock option” as defined in Section 422 of the Code.

(ii) The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company. The Closing Capitalization Certificate referred to in Section 4.8 is accurate and complete.

(c) From its inception through the Amendment Date, other than with respect to the contribution of certain shares held by Sheffield Capital, LLC and repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company in connection with the cessation of such employment or service at the original purchase price, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. Part 2.5(c) of the Company Disclosure Schedule lists as of the Amendment Date all issued and outstanding shares of Company Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company, indicating the name of the applicable stockholder, the class of any such shares, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the Amendment Date, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

(d) Other than the Securityholder Agreement, the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company.

(e) The Company is not now, nor has it ever been, required to file with the SEC any periodic or other reports, or any registration statement, pursuant to the Securities Act or the Exchange Act.

12 Assumption of Company Stock Option Plan and Carveout Plan. A new Section 9.19 shall be added to the Initial Agreement as follows:

Assumption of Company Stock Option Plan and Carveout Plan. At the Effective Time, Parent shall assume each of the Company Stock Option Plan and the Carveout Plan and shall act as the sponsor of each such plan on and after the Effective Time in accordance with its terms (as adjusted to reflect the role of Parent as the sponsor of the such plan and, in the case of the Company Stock Option Plan, the issuance of shares of Parent Common Stock in connection with the grant of awards under such plan).

13 Representations and Warranties of the Company. Except as set forth on the Company Disclosure Schedule, following the execution of this Amendment, the Company represents and warrants to and for the benefit of the Indemnified Parties that each of the representations and warranties set forth in Section 2 of the Initial Agreement are true and correct in all respects as of the Amendment Date and as of the Closing Date (pursuant to Section 5.1 of the Initial Agreement), provided, for the avoidance of doubt, that (i) all references to the “Agreement Date” and the “date hereof” in Section 2 of the Initial Agreement shall be deemed to also refer to the “Amendment Date,” (ii) the reference to “April 30, 2009” in Section 2.18(c) of the Initial Agreement shall be changed to “February 29, 2012,” and (iii) Section 2.5 of the Initial Agreement shall be deemed amended and restated as set forth in Section 11 above.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

14 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company that each of the representations and warranties set forth in Section 3 of the Initial Agreement are true and correct in all respects as of the Amendment Date, provided that all references to the “Agreement Date” and the “date hereof” in Section 3 of the Initial Agreement shall be deemed to also refer to the “Amendment Date.”

15 Deliverables. Parent shall have thirty (30) days to accept or reject a deliverable, provided however that Parent may only reject a deliverable if it can demonstrate that it does not meet the specific criteria set forth for such deliverable. Deliverables are deemed accepted if not rejected within such thirty (30) day period. Once a deliverable has been accepted, for purposes of milestones, the date of original receipt by Parent of such deliverable shall be deemed to be the date that the milestone is met; provided that no delay by Parent during (or resulting from the evaluation of such deliverable during) such thirty (30) day period in fulfilling any obligation that is contingent on the meeting of such milestone shall be deemed a breach of the Agreement or any agreement contemplated by the Agreement.

16 References to Dates. The following Sections of the Initial Agreement shall be amended as follows: (i) “, as of the Amendment Date” shall be inserted immediately after each instance of “Agreement Date” in Section 5.1, Section 5.7(a) and Section 6.1 and (ii) “, as of the Amendment Date” shall be inserted immediately after the first reference to “Agreement Date” in Section 8.1(e).

17 References to Section 1.9. The following Sections of the Initial Agreement shall be amended as follows: “and Section 1.9” shall be inserted immediately after each instance of “Section 1.8” in Section 1.3, Section 1.12, Section 4.15 and Section 9.11.

18 References to “Closing Per Share Consideration.” All references to “Closing Per Share Consideration” in the Initial Agreement shall be changed to “Merger Per Share Consideration”; in addition to such change, all references to “Closing Per Share Consideration” in Sections 1.10, 1.11(f), 1.12 and 4.8 of the Initial Agreement shall be deemed to also refer to “Accelerated Consideration Amount.”

19 Exhibit E. Exhibit E to the Agreement is hereby amended, restated and replaced in its entirety by Exhibit E to this Amendment.

20 Amendments to Section 8. The following portions of Section 8 of the Initial Agreement shall be amended as follows: the heading of Section 8.2 shall be changed to “Indemnification Obligations of the Stockholders, Vested Company Stock Option Holders and Unit Holders”.

21 Defined Terms. If a capitalized term is defined in both the Initial Agreement and this Amendment, the definition provided for such capitalized term in this Amendment shall be deemed to replace the definition for such capitalized term in the Initial Agreement as of and from the Amendment Date for all purposes hereunder and thereunder.

22 Effect of this Amendment. This Amendment amends, restates and replaces in its entirety the First Amendment, which shall be null and void and of no further force and effect from and as of the date hereof. Except as expressly set forth in this Amendment, each term and provision of the Initial Agreement shall remain in full force and effect and shall be unaffected by this Amendment. To the extent there is a conflict between this Amendment and the Initial Agreement, the provisions of this Amendment will control.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

23 Miscellaneous Provisions. Except to the extent they may have been amended by this Amendment, the provisions of Section 9 of the Initial Agreement shall apply (mutatis mutandis) to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

PARENT:

APPLIED MICRO CIRCUITS CORPORATION

	By:	/s/
	Name:	L. William Caraccio
	Title:	VP

MERGER SUB:

ESPRESSO ACQUISITION CORPORATION

	By:	/s/
	Name:	L. William Caraccio
	Title:	VP

COMPANY:

VELOCE TECHNOLOGIES, INC.

	By:	/s/
	Name:	Jeffrey Harrell
	Title:	COO

STOCKHOLDERS’ REPRESENTATIVE:

JEFFREY HARRELL

	By:	/s/
	Name:	Jeffrey Harrell
Title:

And, solely with respect to the provisions contained in Sections 7 & 8(f) of this Amendment:	MERGER SUB II:

VELOCE TECHNOLOGIES, LLC

	By:	APPLIED MICRO CIRCUITS CORPORATION, its sole member and manager

	By:	/s/
	Name:	L. William Caraccio
	Title:	VP

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER]

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A), each of the capitalized terms identified below shall, from and after the Amendment Date, have the meanings set forth below. Each capitalized term set forth in Exhibit A to the Initial Agreement that is not identified below or in Section 2(b)(i) of this Amendment shall continue to have the meaning set forth in Exhibit A to the Initial Agreement.

“Agreed Amount” has the meaning set forth in Section 5(b) of this Amendment.

“Baktha” has the meaning set forth in Section 1.8(f)(ii) of the Agreement.

“[ …***…]” means […***…].

“California Securities Law” has the meaning set forth in Section 8(i) of this Amendment.

“Carveout Plan” means the Veloce Technologies, Inc. Employee Bonus Plan in the form attached as Exhibit D hereto.

“Characterization” means the […***…] to determine the actual device performance metrics, including but not limited to, […***…].

“Claim Notice” has the meaning set forth in Section 5(b) of this Amendment.

“Claimed Amount” has the meaning set forth in Section 5(b) of this Amendment.

“Contested Amount” has the meaning set forth in Section 5(b) of this Amendment.

“Development Agreement” means that certain Development Agreement entered into by Parent and the Company in connection with the Initial Agreement, as amended by the First Amendment to the Development Agreement entered into by Parent and the Company in connection with the First Amendment, as the same may be amended from time to time, pursuant to which, among other things, the Company agreed to develop exclusively for Parent an initial product.

“First […***…]” means the delivery by the Company of a […***…] for the […***…] with all standard sign-off checks completed […***…] that is ready to be included in the First Product […***…] (the “First […***…]”).

“First Product” means an […***…] having an […***…] Module and other structures designed by […***…].

“First Product Consideration Chart” means the tables attached as Exhibit E hereto.

“First Product Consideration Date” means the date of the First […***…], provided that the First Product […***…] Milestone has been achieved. For the avoidance of doubt, the achievement of the First Product […***…] Milestone shall not be used in the calculation of the First Product Consideration Date.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

“First Product Interim Development Milestone” means the completion of […***…] for the First […***…].

“First Product Milestone” means the actual receipt by Parent, pursuant to the Development Agreement, of a functional First Product that meets the First Product Performance Specifications, provided that such First Product is received on or before […***…].

“First Product Performance Specifications” means the “Veloce Minimum Requirements,” as set forth in the First Product Consideration Chart.

“First Product […***…] Milestone” means the actual receipt by Parent of a functional First Product that meets the […***…] Requirements and Minimum Requirements set forth in Exhibit E and has achieved […***…] confirmed via the procedure set forth in Exhibit E under the section entitled “Initial […***…] Confirmation” that is not less than […***…].

“FPGA II Milestone” means the first date on which the FPGA II Platform, which contains all of the components and satisfies all of the criteria set forth in Schedule 1 to this Amendment, as certified in writing by Parent and the Company, is delivered to a customer or prospective customer of Parent for validation.

“Hearing Notice” has the meaning set forth in Section 8(i) of this Amendment.

“Hearing” has the meaning set forth in Section 8(i) of this Amendment.

“Information Statement” has the meaning set forth in Section 8(i) of this Amendment.

“Merger Sub II” has the meaning set forth in the Preamble to this Amendment.

“Mergers” has the meaning set forth in Section 8(f) of this Amendment.

“[ …***…]” means […***…].

“NASDAQ” means The Nasdaq Global Select Market (or such other Nasdaq Stock Market, LLC securities exchange on which Parent Common Stock is then listed).

“Negotiation Period” has the meaning set forth in Section 5(b) of this Amendment.

“Parent Equity Grant” has the meaning set forth in Section 8(h) of this Amendment.

“Permit Application” has the meaning set forth in Section 8(i) of this Amendment.

“[ …***…]” has the meaning set forth on page E-9 of the First Product Consideration Chart.

“Project” means the development of a ARM v8-A processor(s) as described in Section 2.1 of the Development Agreement.

“Related Agreement” means (i) the Development Agreement, as amended, (ii) the Securityholder Agreement, as amended, and (iii) any other certificate, agreement, document or other instrument to be executed and delivered by the Company, Merger Sub or Parent, as applicable, in connection with the transactions contemplated hereby.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

“Reorganization” has the meaning set forth in Section 7 of this Amendment.

“Response Notice” has the meaning set forth in Section 5(b) of this Amendment.

“Second Merger” has the meaning set forth in Section 8(f) of this Amendment.

“Second Product Additional Features” has the meaning set forth in Section 1.8(f)(ii) of the Agreement.

“Second Product Milestone” means the actual receipt by Parent, pursuant to the Development Agreement, of the Second Product that meets each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

“Second Product Performance Specifications” means the performance requirements as may be mutually agreed upon by the Company and Parent or, following the Effective Date, by the Veloce Steering Committee, that are established for the Second Product with respect to […***…] and […***…], based upon the performance of the […***…].

“Second Product Update” means an optional (at Parent’s discretion) version of the Second Product created using a different version of the […***…] which was current at a date which is not less than ninety (90) days prior to the occurrence of the Second Product Milestone date, which […***…] incorporates the Company’s reasonable best efforts over a reasonable period of time to remedy any deterioration from the performance of the Second Product caused by the use of the later version of the […***…]. Parent shall make such election not later than seven (7) days after delivery of the Second Product by the Company.

“Second Product” means a […***…] developed using the same version of the […***…] as the […***…], which (i) implements the same design as the First […***…], except with full […***…] of all […***…] consistent with the First […***…] requirements (including but not limited to […***…]), (ii) contains the Second Product Additional Features and any other modifications approved in accordance with Section 1.8(f)(ii) of the Agreement, and (iii) is believed, as of such tapeout date and as a result of standard emulation procedures, to be fully functional with no known critical bugs or defects that could materially impact chip functionality. For the avoidance of doubt, the Second Product shall include a […***…] that implements the same […***…] as the […***…] in the First […***…], but subject to the Second Product Additional Features and any other modifications approved in accordance with Section 1.8(f)(ii) of the Agreement.

“Sheffield” has the meaning set forth in Section 8(c) of this Amendment.

“Survival Period” has the meaning set forth in Section 5 of this Amendment.

“Test Module” means a […***…], prepared by Parent prior to delivery of the Second Product in […***…], that will be used to determine the Second Product Performance Specifications. The […***…] will contain structures substantially similar to those contained in the First Product test chip and such other Second Product structures to be determined by Parent and the Company or, following the Effective Date, by the Veloce Steering Committee, by the end of the quarter ending […***…].

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

“[ …***…] Milestone” means the actual receipt by Parent of: (i) a validation report detailing and comparing the results from the modeled […***…] structures and the actual […***…] results from the […***…] and (ii) a set of […***…] or adjustment factors to apply to modeled data to obtain more accurate estimates of physical results of the […***…] of the Second Product. In the event that (A) the process set forth on Exhibit E under the section entitled “[ …***…]” fails to confirm the […***…] (defined as Fi on Exhibit E hereto) and (B) […***…] (where […***…] are determined in accordance with Exhibit E hereto), then the […***…] Milestone shall be deemed not to be achieved until such time as the Company and Parent or, following the Effective Date, the Veloce Steering Committee, have met, discussed in good faith and agreed (with such agreement not to be unreasonably withheld by either party or any committee members, as applicable) as to (i) the impact of such failure with respect to the Project and (ii) a plan of remediation which may involve adjustments to the schedule and funding requirements of the Project as well as any additional amounts to be paid to the Company and its stockholders in connection with the Agreement and the Company’s efforts to satisfy the […***…] Milestone and the Second Product Milestone.

“Unpaid Consideration” has the meaning set forth in Section 5 of this Amendment.

“Unpaid Consideration Fund” has the meaning set forth in Section 5 of this Amendment.

“Veloce Organization” has the meaning set forth in Section 8(a) of this Amendment.

“Veloce Steering Committee” means a committee comprised of the following four individuals: Balaji Baktha, Jeffrey Harrell, Arthur Stabenow and Paramesh Gopi; provided that any reference in the Agreement to an action, recommendation or determination (or similar term) of the Veloce Steering Committee shall be deemed to refer to such action, recommendation or determination (or similar term) of a majority of such individuals in their capacities as members of the Veloce Steering Committee. Any vacancy of a seat on the Veloce Steering Committee held by either Mr. Baktha or Mr. Harrell (or either of their successors) shall be filled by the Stockholders’ Representative. Any vacancy of a seat on the Veloce Steering Committee held by either Mr. Stabenow or Dr. Gopi (or either of their successors) shall be filled by Parent.

“Vendor” means ARM Holdings PLC.

******

Omitted Schedules*:
Exhibit B	-	Second Amended and Restated Securityholder Agreement
Exhibit C	-	Form of Stockholder Written Consent
Exhibit D	-	Form of Carveout Plan
Exhibit E	-	First Product Consideration Chart
Exhibit F	-	Amendment to Warrant Agreement
Schedule 1	-	FPGA II Milestone

*	Applied Micro Circuits Corporation agrees to furnish supplementally to the Securities and Exchange Commission (“SEC”) these omitted schedules upon the request of the SEC.

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT B

SECOND AMENDED AND RESTATED SECURITYHOLDER AGREEMENT

[See attached.]

B-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT C

FORM OF STOCKHOLDER WRITTEN CONSENT

[See attached.]

C-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT D

FORM OF CARVEOUT PLAN

[See attached.]

D-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT E

FIRST PRODUCT CONSIDERATION CHART

[See attached.]

E-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT F

AMENDMENT TO WARRANT AGREEMENT

[See attached.]

F-1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SCHEDULE 1

FPGA II MILESTONE

•	All of the following must be completed:

[…***…]

Sch. 1